UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): June 17, 2013

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 777-3800

(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 17, 2013, Hanger, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the various lenders party thereto, Bank of America, N.A., as Administrative Agent, Issuer and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent, the various Co-Documentation Agents party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

The Credit Agreement provides for (i) a revolving credit facility with an initial maximum aggregate amount of availability of $200 million that matures in June 2018 and (ii) a $225 million term loan facility due in quarterly principal installments commencing September 30, 2013, with all remaining outstanding principal due at maturity in June 2018.  Availability under the revolving credit facility is reduced by outstanding letters of credit, which were approximately $430,000 as of June 17, 2013.  The Company may increase the aggregate amount of the term loan commitments under the Credit Agreement, including by the addition of one or more additional tranches of term loans, by an aggregate amount of up to the greater of (i) $175 million and (ii) an amount such that, after giving effect to such incurrence of such amount (but excluding the cash proceeds of such incremental term loans), the senior secured leverage ratio is equal to or less than 2.00 to 1.00, if certain conditions are satisfied, including the absence of a default or event of default under the Credit Agreement at the time of the increase and that the Company obtains the consent of the lenders participating in the increase.  On June 17, 2013, the Company borrowed $225 million of term loans under the term loan facility and $65 million under the revolving credit facility.

Proceeds from the borrowings under the Credit Agreement were used in part to refinance in full all previously existing Company loans under that certain Credit Agreement, dated as of December 1, 2010, by and among the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent, as amended on March 11, 2011 and as further amended, supplemented or otherwise modified from time to time, and it is contemplated that the remainder of such proceeds be used to provide ongoing working capital and capital for other general corporate purposes of the Company and its subsidiaries.

The Company’s obligations under the Credit Agreement are currently guaranteed by certain of its domestic subsidiaries and will from time to time be guaranteed by all of its material domestic subsidiaries.  Subject to certain exceptions, the Credit Agreement is secured by first-priority perfected liens and security interests in substantially all of the personal property of the Company and each subsidiary guarantor.

Borrowings under the Credit Agreement bear interest at a variable rate equal to (i) LIBOR plus a specified margin, which may be adjusted upward or downward depending on whether certain criteria are satisfied, or (ii) the base rate (which is the highest of (a) the administrative agent’s prime rate, (b) the federal funds rate plus 0.50% or (c) the sum of 1% plus one-month LIBOR) plus a specified margin, which may be adjusted upward or downward depending on whether certain criteria are satisfied.  Borrowings under the Credit Agreement are not subject to a LIBOR floor.

The Company must also pay (1) an unused commitment fee ranging from 0.300% to 0.375% per annum of the average daily unused portion of the aggregate revolving credit commitments under the Credit Agreement and (2) a fee ranging from 0.625% to 2.000% per annum of the daily amount available to be drawn for each letter of credit issued and outstanding under the Credit Agreement.

The Credit Agreement contains various restrictions and covenants, including requirements that the Company maintain certain financial ratios at prescribed levels and restrictions on the ability of the Company and certain of its subsidiaries to consolidate or merge, create liens, incur additional indebtedness, dispose of assets, consummate acquisitions, make investments and pay dividends and other distributions.  The Credit Agreement includes the following financial covenants: (i) a maximum consolidated leverage ratio (defined as, with certain adjustments, the ratio of the Company’s consolidated indebtedness to consolidated net income before interest, taxes, depreciation, amortization, non-cash charges and certain other items (“EBITDA”)) of 4.00 to 1.00 as of the last day of any fiscal quarter; and (ii) a minimum interest coverage ratio (defined as, with certain adjustments, the ratio of the Company’s EBITDA to the Company’s consolidated interest expense) of 3.50 to 1.00 as of the last day of any fiscal quarter.

The Credit Agreement also contains customary events of default.  If an event of default under the Credit Agreement occurs and is continuing, then the lenders may declare any outstanding obligations under the Credit Agreement to be immediately due and payable.  In addition, if the Company or any guarantor becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.  Loans outstanding under the Credit Agreement will bear interest at a rate of 2.00% per annum in excess of the otherwise applicable rate (i) upon acceleration of such loans, (ii) while a payment event of default exists or (iii) upon the lenders’ request, during the continuance of any other event of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.                                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing its entry into the Credit Agreement, which is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit	Document

4.1

Credit Agreement, dated June 17, 2013, by and among Hanger, Inc., the various Lenders party thereto, Bank of America, N.A., as Administrative Agent, Issuer and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent, the various Co-Documentation Agents party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Hanger, Inc. Press Release issued June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:	June 19, 2013

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Dated June 17, 2013

Exhibit
Number

4.1

Credit Agreement, dated June 17, 2013, by and among Hanger, Inc., the various Lenders party thereto, Bank of America, N.A., as Administrative Agent, Issuer and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent, the various Co-Documentation Agents party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Hanger, Inc. Press Release issued June 17, 2013.